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                                                                    Exhibit 10.1

                               ROYALTY AGREEMENT

     This Royalty Agreement is entered into as of March 1, 1993, by and between C.S. Shira ("Recipient") and Carbite, Inc., a California corporation ("Carbite")

                                    RECITALS

  A. Recipient has assigned various patents ("Patents"), identified in Exhibits A, B, C and D, attached hereto and made a part hereof to Carbite.

  B. Carbite intends to use the inventions ("Inventions") described on and covered by the Patents in the design, manufacture and sale of golf clubs ("Clubs")

  C. In view of the ongoing benefit to Carbite of Recipient's know how and involvement in enabling Carbite to employee the Inventions in the manufacture of the Clubs, Carbite believes the compensation provided hereby to Recipient is justified and is in the best interests of Carbite and its shareholders.


                                   AGREEMENT

     Therefore, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1.   Definitions.
          -----------

          1.1   Sale.  The term "Sale" shall mean the sale of Clubs but
                ----
shall not mean the disposition of Clubs for testing or sample Clubs distributed to professional golfers and others without consideration in connection with the testing and promotion of Carbite's products.

          1.2   Clubs.  The term "Clubs" as used herein shall mean golf
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clubs manufactured by or for Carbite incorporating the Inventions.

          1.3   Territory.  The term "Territory" shall mean the world.
                ---------

     2.   Term.  This Agreement shall have an initial term coextensive with the
          ----
life of each of the Patents. Thereafter, as to the Inventions described in each Patent, the term of this Agreement may be extended for additional periods of one
(1) year each upon such terms and conditions as may be agreed upon by the parties. Should either party desire to extend the term of this Agreement beyond the end of the initial term or any renewal term then in effect as to one or more of said Patents, such party

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shall provide written notice of its intent to extend the term as to one or more identified Patents at least sixty (60) days prior to the expiration of such term. Neither party shall be obligated to extend the term of this Agreement beyond the term then in effect. This Agreement and all royalty obligations other than those accrued in respect of the Sale of Clubs shall terminate with respect to Clubs incorporating the Inventions, respectively, upon the reacquisition of any such Patent by Recipient as provided in the assignment instruments (Exhibits A, B, C and D hereof) covering each of the Patents.

     3.   Agreement to Pay Royalties.  Carbite hereby agrees to pay to Recipient
          --------------------------
a royalty on the Sale of Clubs employing any of the Inventions around any of the Patents in the amount of $0.50 per Club payable as set forth herein, during the initial term of this Agreement, and $0.30 per such Club on the Sale of Clubs during any extension.

     4.   Records and Reports.
          -------------------

          4.1    Records.  Carbite agrees to keep records of the Sale of all
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Clubs for a period of three (3) years after the date of sale in sufficient detail to permit Recipient to confirm the accuracy of Carbite's royalty calculations. At Recipient's request and expense, Carbite shall permit an independent certified public accountant appointed and compensated by Recipient and acceptable to Carbite to examine, upon reasonable notice and at reasonable times, such records solely to the extent necessary to verify Carbite's calculations. Such examinations shall be conducted no more frequently than annually and shall be limited to records applicable to a period of time of no more than two (2) fiscal years immediately preceding the request for examination.

          4.2    Reports.  Within thirty (30) days after the end of each
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calendar quarter following the effective date of this Agreement, Carbite shall furnish to Recipient a written report of the Sale of Clubs subject to royalty during such calendar quarter. Such report shall include the number of Sales and the calculation of the royalty payment then due.

     5.   Payment of Royalties.  Concurrently with the delivery of each report
          --------------------
described in Section 4.2, Carbite shall make the royalty payment when due. Payments shall be in United States dollars.

     6.   0wnership of Proprietary Label.  Recipient acknowledges that Carbite
          ------------------------------
owns the exclusive right, title and interest in and to the names Carbite, CHECK MATE~ and BAXPIN~ ("Proprietary Names"). Recipient will not at any time knowingly do or cause to be done any act or thing in any way impairing or tending to impair any part of such right, title and interest. Recipient shall not in any manner represent that it has any ownership in the Proprietary Names or the registration thereof,

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and Recipient acknowledges that the payment of royalties hereunder shall not create in favor of Recipient any right, title or interest in or to the Proprietary Names, and all uses of the Proprietary Names by Carbite shall inure solely to the benefit of Carbite. Upon the expiration of this Agreement or termination, Carbite may sell Clubs utilizing the Proprietary Names.

     7.   Maintenance of Trademark  Carbite will use its best efforts to
          ------------------------
register and maintain, or cause to be registered and maintained, the Proprietary Names to enable the Clubs to be distributed and sold under the Proprietary Names as provided herein. Carbite will not permit any other person to use the Proprietary Names in the Territory in connection with the Clubs, of for any other purpose except in connection with a sale of all or substantially all the assets of Carbite or under and pursuant to a license or licensee for the manufacture and sale of Clubs utilizing all or one or more of the Patents, provided the purchaser and/or any such licensee assumes and otherwise agrees to continue the royalties payable to Recipient in connection with the sale of Clubs.

     8.   Indemnity.  Carbite hereby indemnifies and holds harmless Recipient
          ---------
from and against any and all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims of third persons involving the use of the Clubs. Recipient hereby indemnifies and holds harmless Carbite from and against any and all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims by third persons for infringement of the Patents.

     9.   Club Quality.  The Clubs manufactured and marketed by Carbite pursuant
          ------------
to this Agreement shall be of a consistent level of quality and appearance.

     10.  Best Efforts Obligation.  Carbite shall use reasonable efforts to
          -----------------------
market and sell Clubs provided, however, that Carbite may market and sell Clubs under names, labels and marks other than and in addition to the Proprietary Names.

     11.  Termination.  In addition to the events giving rise to termination set
          -----------
forth in Section 2, Shira shall have the right to terminate this Agreement in its entirety upon the occurrence of any of the following, and the expiration of any applicable period of cure: (a) failure of Carbite to make any payment when due and the expiration of fifteen (15) days from receipt of notice thereof; (b) the failure of Carbite to comply with any term or condition of this Agreement and the expiration of thirty (30) days from written notice thereof, specifying the nature of such default, without cure; (c) the dissolution or liquidation of Carbite; (d) the insolvency or bankruptcy of Carbite; (e) the institution of any proceeding by or against Carbite under the provisions of any insolvency or bankruptcy law; (f) the appointment of a receiver of any of the assets or

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property of Carbite; or (g) the issuance of an order for an execution on the property of Carbite pursuant to a judgment.

     12.  Relationship of the Parties.  Nothing in this Agreement is intended or
          ---------------------------
shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the parties, and neither party is authorized to obligate the other except as specifically provided therein.

     13.  Assignment.  This Agreement shall be binding on and inure to the
          ----------
benefit of the heirs, executors, administrators, estate, successors and permitted assignees of the parties. Other than as is contemplated by the last sentence of section 2, this Agreement and the rights granted hereunder may not be transferred or assigned by Carbite without the prior written consent of Recipient, which consent shall not be unreasonably withheld or delayed.

     14.  Miscellaneous Provisions.
          ------------------------

          14.1  California Law  This Agreement is made and entered into in
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the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California.

          14.2  Notices.  All notices, requests, demands and other
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communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered by personal messenger or be sent by telefax or by regular or certified first-class mail, postage prepaid, deposited in the United States mail, and property addressed to the receiving party at the address set forth on the signature page of this Agreement. Any such notice shall be deemed to have been received, if sent by personal messenger or telefax upon receipt at such address, and, if sent by mail, upon the expiration of three (3) days after such notice is deposited in the United States mail.

          14.3  Waivers.  Failure by either party hereto to enforce at any
                -------
time any term or condition under this Agreement shall not be a waiver of the right to act on the failure of such term or condition and shall not impair or waive the party's right thereafter to enforce each and every term and condition of this Agreement.

          14.4  Severability.  In the event that any of the terms, conditions or
                ------------
provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby.

          14.5  Entire Agreement.  This Agreement and the Purchase Agreement
                ----------------
constitute the entire agreement between the parties in connection with the subject matter hereof and shall

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supersede all prior agreements, whether oral or in writing, whether explicit or implicit, which have been entered into prior to the execution hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

RECIPIENT;                               CARBITE:
C.S. SHIRA                               C.S. SHIRA, President

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